Registrant Name: Vanguard Index Fund

File Number: 811-2652

Registrant CIK Number: 0000036405

Series 4, 5, 6, 7, 8, 9
For 77.D.


                             VANGUARD(R) INDEX FUNDS
                          SUPPLEMENT TO THE PROSPECTUS


NEW TARGET INDEXES FOR SIX FUNDS
Six Vanguard U.S. stock index funds have begun tracking new target indexes recently developed by Morgan Stanley Capital International(R) (MSCI). On March 28, 2003, the Funds' board of trustees approved the adoption of the new indexes. The board believes that the new indexes, listed below, will do a better job of tracking the market segments targeted by the funds' investment objectives.


-------------------------------------------------------------------------------------------------------------
VANGUARD                    TARGETED MARKET         PREVIOUS TARGET                     NEW TARGET
FUND                                SEGMENT                   INDEX                          INDEX
-------------------------------------------------------------------------------------------------------------
                         Large-cap growth stocks    S&P 500/Barrra Growth Index    MSCI(R)US Prime Market
Growth Index Fund        of U.S. companies                                         Growth Index
-------------------------------------------------------------------------------------------------------------
                         Mid-cap stocks of U.S.     S&P MidCap 400 Index           MSCI(R)US Mid Cap 450 Index
Mid-Cap Index Fund       companies
-------------------------------------------------------------------------------------------------------------
Small-Cap Growth         Small-cap growth stocks    S&P SmallCap 600/Barra         MSCI(R)US Small Cap Growth
Index Fund               of U.S. companies          Growth Index                   Index
-------------------------------------------------------------------------------------------------------------
                         Small-cap stocks of U.S.   Russell 2000 Index             MSCI(R)US Small Cap 1750
Small-Cap Index Fund     companies                                                 Index
-------------------------------------------------------------------------------------------------------------
Small-Cap Value          Small-cap value stocks     S&P SmallCap 600/Barra Value   MSCI(R)US Small Cap Value
Index Fund               of U.S. companies          Index                          Index
-------------------------------------------------------------------------------------------------------------
                         Large-cap value stocks     S&P 500/Barra Value Index      MSCI(R)US Prime Market
Value Index Fund         of U.S. companies                                         Value Index
-------------------------------------------------------------------------------------------------------------

Each new index tracks the same market segment as the corresponding previous index, so the investment objectives and risks described in the Funds' current prospectuses have not changed. That said, a Fund's new target index could provide different investment returns or different levels of volatility from those of its previous index.
     Additional information about the new indexes is available on WWW.VANGUARD.COM.






[MSCI LOGO]

The funds or securities referred to herein that are offered by The Vanguard Group and track an MSCI index are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such funds or securities. For such funds or securities, the prospectus contains a more detailed description of the limited relationship MSCI has with The Vanguard Group.



(C)2003 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.                        PS40A 052003